Monar Targets Acquisition Candidates In the Transportation Services Industry

Monar International Announces a Strategic Change In its Business Model

Rancho Cucamonga, California, August 21, 2013, Monar International Inc. (OTCQB: MNAI) is proud to announce that with its recent share restructuring being completed it is implementing a new strategic direction to identify acquisition candidates in transportation services, primarily in the US market. Targeted sectors include services such as auto/vehicle transport, drive away services, fleet management, etc.  Currently Monar has identified several acquisition prospects, all with years of operating history and revenues.

“We are extremely pleased to announce this Strategic Development and believe that current conditions in the transportation services industry make it an opportune time for Monar to focus on consolidating businesses within this sector, which in turn would bring additional value to our shareholders,” said Robert Clarke, President and CEO at Monar International.

About Monar International

Monar International Inc. is developing energy technologies and transportation services in various markets.  The company was incorporated in 2009.

Forward Looking Statements

This release contains statements that appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Monar International, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Monar International, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Monar International, Inc.'s filings with the Securities and Exchange Commission.

Company Contact Information:
Contact:  Robert Clarke
E-mail:  ir@monarinc.com
Tel:  213-985-1939
Monar International Inc.